Exhibit 11


                                  DSL.NET, INC.
                 Statement re: Computation of Earnings Per Share
                                   (Unaudited)

                                                                                                           FOR THE PERIOD
                                                                                                           FROM INCEPTION
                                                                                                           (MARCH 3, 1998)
                                                                THREE MONTHS ENDED          NINE MONTHS        THROUGH
                                                                   SEPTEMBER 30,               ENDED         SEPTEMBER 30,
                                                              1999              1998     SEPTEMBER 30, 1999      1998
                                                           -----------      -----------      -----------      -----------
Net loss                                                    (5,621,484)        (124,861)     (12,118,731)        (127,602)
  Exchange of preferred stock                                     --               --         11,998,000             --
                                                           -----------      -----------      -----------      -----------
Net loss applicable to common stock                         (5,621,484)        (124,861)     (24,116,731)        (127,602)

Basic and diluted:
Weighted average shares of common stock
outstanding                                                 14,164,573        5,089,634       15,249,289        5,089,634
Less:  Weighted average shares subject
to repurchase                                               (5,686,080)            --         (9,018,453)            --
                                                           -----------      -----------      -----------      -----------
Weighted average shares used in
  computing basic and diluted net loss
  per share                                                  8,478,493        5,089,634        6,230,836        5,089,634
                                                           ===========      ===========      ===========      ===========

Basic and diluted net loss per share                       $     (0.66)     $     (0.02)     $     (3.87)     $     (0.03)
                                                           ===========      ===========      ===========      ===========


THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM DSL.NET, INC.'s QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 1999 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.